ITEM 77Q1

The Articles of Amendment and Articles Supplementary to the Articles of Incorporation are incorporated by reference to Exhibits (a)(ii) and (a)(iii), respectively, of Post-Effective Amendment No. 41 to the Registration Statement on Form N-1A, filed on August 26, 2016.